As filed with the Securities and Exchange Commission on August 25, 2008                                                                                                                                 Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1  TO
Form S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
______________________________________________
Dime Community Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3297463 (I.R.S. Employer Identification No.)
209 Havemeyer Street c/o Dime Savings Bank of Williamsburgh Brooklyn, New York 11211 (718) 782-6200 (Address, including Zip Code, of principal executive offices)

Dime Community Bancshares, Inc. 2004 Stock Incentive Plan
(Full title of the Plan)
___________________________________________
Mr. Vincent F. Palagiano
Chairman of the Board and Chief Executive Officer
Dime Community Bancshares, Inc.
209 Havemeyer Street
Brooklyn, New York  11211
(718) 782-6200

Copy to:

W. Edward Bright, Esq.
Thacher Proffitt & Wood LLP
Two World Financial Center
New York, New York 10281
(212) 912-7400
 (Name and address, including Zip Code, telephone number and area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	1,313,184 shares	—	$22,245,350	$827

(1)
In addition to such shares, this registration statement covers an undetermined number of shares of common stock of Dime Community Bancshares, Inc. (the “Company”) that, by reason of certain events specified in the Plan, may become issuable through the application of certain anti-dilution provisions.

(2)
Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which 1,313,184 shares are deemed to be offered at $16.025, the average of the daily high and low sales prices of common stock of the Company on the Nasdaq Stock Market at the close of trading as of August 22, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Dime Community Bancshares, Inc. (“Registrant”) previously filed a Registration Statement (“First Registration Statement”) on Form S-8 (File No. 333-133611) on April 27, 2006 covering 1,496,300 shares of Registrant’s Common Stock issuable pursuant to the Dime Community Bancshares, Inc. 2004 Stock Incentive Plan (the “Plan”). This Registration Statement is being filed for the purpose of registering 1,313,184 additional shares of Registrant’s Common Stock for issuance under the Plan.  Pursuant to General Instruction E of Form S-8, the contents of the First Registration Statement are incorporated by reference into this Registration Statement.

Item 8.	Exhibits.

5.1	Opinion of Thacher Proffitt & Wood LLP, counsel for Registrant, as to the legality of the securities being registered.
23.1	Consent of Thacher Proffitt & Wood LLP(included in Exhibit 5.1 hereof).
23.2	Consent of Deloitte & Touche LLP

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 25, 2008.

Dime Community Bancshares, Inc.

By: /s/ VINCENT F. PALAGIANO
Vincent F. Palagiano
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title
/s/ VINCENT F. PALAGIANO Vincent F. Palagiano	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ MICHAEL P. DEVINE Michael P. Devine	President and Chief Operating Officer and Director
/s/ KENNETH J. MAHON Kenneth J. Mahon	First Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ ANTHONY BERGAMO Anthony Bergamo	Director
/s/ GEORGE L. CLARK, JR. George L. Clark, Jr.	Director
/s/ STEVEN D. COHN Steven D. Cohn	Director
/s/ PATRICK E. CURTIN Patrick E. Curtin	Director
/s/ FRED P. FEHRENBACH Fred P. Fehrenbach	Director
/s/ JOHN J. FLYNN John J. Flynn	Director

/s/ JOSEPH J. PERRY Joseph J. Perry	Director
/s/ DONALD E. WALSH Donald E. Walsh	Director
/s/ OMER S.J. WILLIAMS Omer S.J. Williams	Director

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Thacher Proffitt & Wood LLP, counsel for Registrant, as to the legality of the securities being registered.
23.1	Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5.1 hereof).
23.2	Consent of Deloitte & Touche LLP.